UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2010

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

  Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2009, Highbury Financial Inc. (“Highbury”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Affiliated Managers Group, Inc., a Delaware corporation publicly traded on the New York Stock Exchange (“AMG”) and Manor LLC, a limited liability company and a wholly owned subsidiary of AMG (“Merger Sub”).  Pursuant to the terms of the Merger Agreement, Highbury will merge with and into Merger Sub, the separate corporate existence of Highbury will cease and Merger Sub will continue as a wholly owned subsidiary of AMG (the “Merger”).

Highbury held a special meeting of stockholders on March 29, 2010 (i) to approve the Merger and the Merger Agreement, and the transactions contemplated thereby (the “Merger Proposal”) and (ii) to approve an adjournment of the special meeting of stockholders, if necessary, in order to permit further solicitation and a vote of proxies in favor of the Merger Proposal (the “Adjournment Proposal”).  At the special meeting, the Merger Proposal was approved by holders of Highbury’s common stock and Series B preferred stock, voting together as a single class, with each share of Series B preferred stock entitled to 3,396.225 votes and with 18,839,858  votes cast “For” the Merger Proposal, 201 votes cast “Against,” and 700 shares “Abstaining.”  The Adjournment Proposal was approved with 15,564,655 shares of Highbury common stock cast “For” the Adjournment Proposal, 201 shares of Highbury common stock cast “Against,” and 960 shares of Highbury common stock “Abstaining.”  The Series B preferred stock was not entitled to vote on the Adjournment Proposal.

The Merger Proposal and the Adjournment Proposal are described in detail in Highbury’s proxy statement for the special meeting contained within the  prospectus (File No. 333-164372) filed by AMG with the Securities and Exchange Commission (the “SEC”) on February 24, 2010.

On March 29, 2010, Highbury issued a press release, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference, in which it announced, among other things, that Highbury’s stockholders had approved the Merger Proposal.

Item 8.01 Other Events.

The anticipated closing of the Merger is scheduled for April 15, 2010, subject to the satisfaction or waiver by the parties at or prior to the closing date of various closing conditions.

Pursuant to the Merger Agreement, Highbury’s board of directors intends to declare a cash dividend expected to be paid on April 15, 2010, contingent upon the closing of the Merger, to all holders of record of shares of Highbury common stock immediately prior to the effective time of the Merger in an aggregate amount equal to Highbury's working capital (including all Highbury liabilities, subject to certain exceptions, and Merger related transaction expenses then outstanding) as of March 31, 2010 minus $5.0 million.  Assuming the conditions to the Merger contained in the Merger Agreement are either satisfied or waived by March 31, 2010, this dividend is estimated to be in the range of $0.99 to $1.04 per share.

As of March 24, 2010, the shareholders of the Aston funds (the “Funds”), which are comprised of 25 no-load mutual funds including 24 equity funds and one fixed income fund, managed by Aston Asset Management LLC, a wholly owned subsidiary of Highbury (“Aston”), had voted to approve new investment advisory agreements with Aston and to elect 10 trustees to the board of trustees of the Funds, including 8 independent trustees.  These Funds account for approximately 97% of Aston’s assets under management.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Highbury’s Current Report on Form 8-K filed with the SEC on December 14, 2009, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release of Highbury Financial Inc., dated March 29, 2010.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding Highbury, other statements relating to future results, strategy and plans of Highbury (including certain projections and business trends, and statements which may be identified by the use of the words “may,” “intend,” “expect” and like words), statements relating to the anticipated closing date of the Merger and statements relating to the dividend constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For Highbury, factors include, but are not limited to: (i) developments beyond Highbury’s control, including but not limited to changing conditions in global financial markets generally and in the equity markets particularly, and a decline or a lack of sustained growth in these markets which may result in decreased advisory fees or performance fees and a corresponding decline (or lack of growth) in Highbury’s operating results and cash flow, (ii) the operating results and expenses of Highbury and Aston, (iii) the possibility of disruption by the Merger between Highbury and AMG, making it more difficult to maintain business and operational relationships, (iv) competition and consolidation within the asset management industry, (v) the possibility that the Merger between Highbury and AMG does not close, including but not limited to, the failure to satisfy the closing conditions, and (vi) legal or regulatory proceedings, including but not limited to litigation arising out of the Merger with AMG, or other matters that affect the timing or ability to complete the Merger as contemplated.  Additional information on other factors that may cause actual results and Highbury’s performance to differ materially is included in Highbury’s periodic reports filed with the SEC and the risk factors disclosed in the proxy statement/prospectus on Form S-4 filed by AMG in connection with the Merger and in Highbury’s Annual Report on Form 10-K filed with the SEC on March 26, 2010. Copies may be obtained by contacting Highbury or at the SEC’s web site at http://www.sec.gov. Highbury cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Highbury undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary

Date: March 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Highbury Financial Inc., dated March 29, 2010.